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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): NOVEMBER 26, 1997
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                      APPLIED SCIENCE AND TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)



   DELAWARE                        0-22646                     04-2962110
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(State or other                  (Commission                  (IRS Employer
jurisdiction of                  File Number)               Identification No.)
incorporation)



                 35 CABOT ROAD, WOBURN, MASSACHUSETTS      01801
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               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (781) 933-5560
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ITEM 5.  OTHER EVENTS.

     On November 26, 1997, the Registrant publicly disseminated a press release announcing that at its Annual Meeting of Stockholders held on November 20, 1997, the stockholders of the Registrant approved an increase in the authorized shares of the Registrant to 30 million and a 3-for-2 stock split of its Common Stock to be effected in the form of a stock dividend. Each stockholder of record at the close of business on November 28, 1997 will receive a stock dividend at the rate of one share of Common Stock for every two shares of Common Stock owned. The Registrant will distribute the new stock certificates to stockholders on or about December 12, 1997. Stockholders will not be entitled to receive any resulting fractional shares, but will receive the value of any such fractional shares in cash based on the fair market value of such shares on November 28, 1997. Appropriate adjustments will be made in the number of shares of Common Stock reserved for issuance and/or issuable under (i) the Company's 1987 Stock Option Plan, 1993 Stock Option Plan, as amended, and 1994 Formula Stock Option Plan, and upon exercise of all outstanding options under such Plans, and (ii) any outstanding warrants. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibit.

 Exhibit
   No.          Title
 -------        -----

  99.1          The Registrant's Press Release, dated November 26, 1997.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        APPLIED SCIENCE AND TECHNOLOGY, INC.



Date: December 8, 1997                  /s/ John M. Tarrh
                                        ----------------------------------------
                                        John M. Tarrh
                                        Senior Vice President and Chief
                                         Financial Officer




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                                 EXHIBIT INDEX
                                 -------------

Exhibit                                                      Sequential
Number               Description                             Page Number
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99.1                 The Registrant's Press Release              5
                     dated November 26, 1997




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